UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 23, 2025, Incannex Healthcare Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s common stock, par value $0.0001 per share (the “Common Stock”), closed below $1.00 per share for 30 consecutive trading days, the Company no longer met the minimum bid price requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until October 20, 2025, to regain compliance with the Bid Price Requirement.

On July 10, 2025, the Company transferred the listing of its Common Stock from The Nasdaq Global Market to The Nasdaq Capital Market to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the Bid Price Requirement.

On October 21, 2025, the Company received a letter from the Staff notifying that the Company is eligible for a second 180-day period, or until April 20, 2026 (the “Second Grace Period”) to regain compliance with the Bid Price Requirement. According to the notification from Nasdaq, the Staff’s determination was based on (i) the Company meeting the continued listing requirement for market value of its publicly held shares and all other Nasdaq initial listing standards, with the exception of the Bid Price Requirement, and (ii) the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this Second Grace Period, the closing bid price of the Common Stock is at least $1 per share for a minimum of 10 consecutive business days (which may be extended to 20 consecutive business days in the discretion of the Nasdaq staff), Nasdaq will provide the Company with written confirmation of compliance.

The letter has no immediate impact on the listing of the Common Stock, which will continue to be listed and traded on The Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements of The Nasdaq Capital Market.

The Company remains committed to maintaining its listing on Nasdaq and is actively evaluating and pursuing all available options to regain compliance with the minimum bid price requirement within the prescribed timeframe.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “intends,” “may,” “will,” “maintain,” “continued,” “confident,” “potential,” “expected” or other similar expressions. Such statements are subject to certain risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in the forward-looking statements. These risks include risks that (i) the Company may not be able to regain compliance with the Bid Price Requirement during any compliance period or in the future, whether through a reverse stock split or otherwise, (ii) a reverse stock split, if completed, may not result in the sustained price increase needed to regain Nasdaq compliance, (iii) the Company may not otherwise meet Nasdaq compliance standards for The Nasdaq Capital Market and may therefore be subject to delisting for additional deficiencies, (iv) any appeal of the Staff’s decisions may be unsuccessful, (v) a reverse stock split would require stockholder approval and may require investor consent per the terms of the private placement, each which may not be obtained or obtained when needed in order for the Company to regain or maintain compliance with applicable Nasdaq compliance standards, and (vi) other risks as set forth in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on September 29, 2025 and subsequently filed reports. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCANNEX HEALTHCARE INC.

Dated: October 22, 2025	By:	/s/ Joel Latham
Joel Latham
Chief Executive Officer and President

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